EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106500, 333-106493, and 333-88984 on Form S-4 and Registration Statement Nos. 033-64984 and 333-61689 on Form S-3 of Dole Food Company, Inc. of our report dated April 1, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill), appearing in this Annual Report on Form 10-K of Dole Food Company, Inc. for the year ended January 1, 2005.

Deloitte & Touche LLP

April 1, 2005